As filed with the Securities and Exchange Commission on January 12, 2023.

Registration Statement File No. 333‑265188

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Autoscope Technologies Corporation

(Exact name of registrant as specified in its charter)

Minnesota	86-3685595
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1115 Hennepin Avenue	55403
(Address of principal executive offices)	Zip Code)

Autoscope Technologies Corporation 2022 Stock Option and Incentive Plan

(Full title of the plan)

Frank G. Hallowell	Copy to:
Interim Chief Executive Officer; Chief Financial Officer	Michele D. Vaillancourt
Autoscope Technologies Corporation	Winthrop & Weinstine, P.A.
1115 Hennepin Avenue	225 South Sixth Street
Minneapolis, Minnesota 55403	Suite 3500
St. Paul, Minnesota 55104	Minneapolis, Minnesota 55402
(Name and address of agent for service)	Telephone: (612) 604-6400

(612) 438-2363

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

              Large accelerated filer  ☐

              Accelerated filer  ☐

              Non-accelerated filer  ☒

              Smaller reporting company  ☒

              Emerging growth company  ☐

              If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

Deregistration of Unsold Securities

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8, File No. 333-265188 (the “Registration Statement”), of Autoscope Technologies Corporation (the “Company”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 24, 2022 registering 500,000 shares of the Company’s common stock, par value $0.01 per share, issuable under the Autoscope Technologies Corporation 2022 Stock Option and Incentive Plan.

In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on January 12, 2023.

Autoscope Technologies Corporation

By: /s/ Frank G. Hallowell
Frank G. Hallowell
Interim Chief Executive Officer; Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Andrew T. Berger Andrew T. Berger	Director and Chair of the Board of Directors	January 12, 2023
/s/ James W. Bracke James W. Bracke	Director	January 12, 2023
/s/ Joseph P. Daly Joseph P. Daly	Director	January 12, 2023
/s/ Brian J. VanDerBosch Brian J. VanDerBosch	Director	January 12, 2023
/s/ Ezekiel J. Kruglick Ezekiel J. Kruglick	Director	January 12, 2023
/s/ Frank G. Hallowell Frank G. Hallowell	Interim Chief Executive Officer; Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	January 12, 2023

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